Exhibit 32.1

Section 906 Certification

The following statement is provided by the undersigned to accompany the Form 10-K/A of the MLM Index™ Fund pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

The undersigned certifies that the foregoing Report on Form 10-K/A fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the MLM Index™ Fund.

Date:  October 1, 2013

/s/ Timothy J. Rudderow Sr.
Timothy J. Rudderow Sr.
President
Mount Lucas Management LP,
Manager of the MLM Index™ Fund